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                                                                    EXHIBIT (23)

                          INDEPENDENT AUDITORS CONSENT

    We consent to the incorporation by reference in Registration Statements Nos. 2-64351, 2-98660, 33-29442, 33-44282, 33-44283, 33-44284, 33-49819, 33-59355,
33-59357 and 33-59359 on Form S-8, and  Nos. 33-62300 and 33-57135 on Form  S-3,
of our report dated February 13, 1996 (February 29, 1996 and March 1, 1996 as to certain information included in Note 22 and March 15, 1996 as to certain information included in Note 24), appearing in this Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1995.

Deloitte & Touche LLP
Minneapolis, Minnesota
March 25, 1996

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